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                                                                    Exhibit 21.1

                           SUBSIDIARIES OF REGISTRANT

Aircraft Leasing, Inc., a Texas corporation

American International Airways, Inc., a Michigan corporation

American International Travel, Inc., a Michigan corporation

Flight One Logistics, Inc., a Michigan corporation

Kalitta Flying Service, Inc., a Michigan corporation

Kitty Hawk Aircargo, Inc., a Texas corporation

Kitty Hawk Charters, Inc., a Texas corporation

O.K. Turbines, Inc., a Michigan corporation